UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

RADIOSHACK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203, Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 31, 2012, a subsidiary of RadioShack Corporation (“RadioShack”) entered into an amendment letter (the “Amendment Letter”) to that certain agreement (the “Joint Venture Agreement”), dated June 6, 2012, with a direct wholly-owned subsidiary of SMS Marketing Service (Asia) Co., Ltd., an affiliate of Hon Hai Precision Industry Co. Ltd. A copy of the Joint Venture Agreement was filed as Exhibit 10.1 to RadioShack’s Quarterly Report on Form 10-Q for the period ended June 30, 2012. The Amendment Letter extends the proposed closing date of the Joint Venture Agreement to October 15, 2012 and, in certain circumstances, November 15, 2012.

The description of the Amendment Letter set forth herein is a summary and is qualified in its entirety by the terms of the Amendment Letter, a copy of which will be filed as an exhibit to RadioShack’s Quarterly Report on Form 10-Q for the third quarter of 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation
(Registrant)

Date: Sept 6, 2012	/s/ Dorvin D. Lively

Dorvin D. Lively
Executive Vice President -
Chief Financial Officer and Chief Administrative Officer
(principal financial officer)